Exhibit 5.3

CONSENT OF MICHAEL STEINMANN, P. GEO.

To:	British Columbia Securities Commission
United States Securities and Exchange Commission

Re:	Expert Consent for Short Form Prospectus

Technical reports entitled:

1.	“43-101 Technical Report – Huaron Property, Cerro de Pasco, Peru” dated effective December 31, 2006 relating to the Huaron property;
2.	“Manantial-Espejo Project Canadian Standard NI 43-101, Santa Cruz Province, Argentina” dated March 2006 relating to the Manantial Espejo property;
3.	“Feasibility Study Volume I – NI 43-101 Technical Report for Alamo Dorado Project, Alamos, Sonora, Mexico” dated March 31, 2005 relating to the Alamo Dorado property;
4.	“Technical Report for the San Vicente Mine Expansion Project, Potosi Bolivia” dated effective June 6, 2007 relating to the San Vicente property;
5.	“Morococha Property Technical Report, Yauli Province, Peru” dated effective December 30, 2007 relating to the Morococha property;
6.	“Pan American Silver Corp. Navidad Project, Chubut Province, Argentina: Preliminary Assessment” dated January 14, 2011 related to the Navidad property; and
7.	“Technical Report – Preliminary Economic Analysis for the Expansion of the La Colorada Mine, Zacatecas, Mexico” dated effective December 31, 2013 relating to the La Colorada property;

(collectively, the “Technical Reports”)

were prepared for Pan American Silver Corp. (the “Corporation”) in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects by Michael Steinmann, P. Geo., in whole or in part, and filed with applicable securities regulatory authorities.

The undersigned does hereby consent to the written disclosure of the Technical Reports and the extracts from, or summary of, or references to the Technical Reports by the Corporation in the short form base shelf prospectus (including the documents incorporated by reference therein included or incorporated by reference, the “Prospectus”) of the Corporation dated May 5, 2014 and in the registration statement on Form F-10 of the Corporation, dated May 5, 2014 and any amendments thereto and any registration statements filed pursuant to Rule 429 under the United States Securities Act of 1933 (as amended, including the documents incorporated by reference therein, the “Registration Statement”) and other scientific and technical information relating solely to the Corporation.  The undersigned does also hereby consent to the reference to my name in the Prospectus and the Registration Statement.

The undersigned does hereby confirm that I have read the Prospectus and the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained in the Prospectus or the Registration Statement that are (a) derived from the Technical Reports; or (b) within my knowledge as a result of the services I performed in connection with the Technical Reports.

Dated this 5th day of May, 2014.

/s/ Michael Steinmann
Michael Steinmann, P. Geo.